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                                                                EXECUTION COPY



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                               CANADIAN FOREST OIL LTD.


                      8 3/4% Senior Subordinated Notes due 2007

                            Unconditionally Guaranteed by


                                FOREST OIL CORPORATION


                        ---------------------------------------


                                      INDENTURE

                         -------------------------------------


                            Dated as of September 29, 1997







                         State Street Bank and Trust Company,

                                       Trustee



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

                                  TABLE OF CONTENTS

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                                                                            ----

                                      ARTICLE I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.      Other Definitions . . . . . . . . . . . . . . . . . . .  33
SECTION 1.03.      Incorporation by Reference
                     of Trust Indenture Act  . . . . . . . . . . . . . . .  34
SECTION 1.04.      Rules of Construction . . . . . . . . . . . . . . . . .  34


                                      ARTICLE II

                                    THE SECURITIES

SECTION 2.01.      Amount of Securities; Issuable in
                     Series. . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.02.      Form and Dating . . . . . . . . . . . . . . . . . . . .  37
SECTION 2.03.      Execution and Authentication  . . . . . . . . . . . . .  37
SECTION 2.04.      Registrar and Paying Agent  . . . . . . . . . . . . . .  38
SECTION 2.05.      Paying Agent To Hold Money in Trust . . . . . . . . . .  38
SECTION 2.06.      Securityholder Lists  . . . . . . . . . . . . . . . . .  39
SECTION 2.07.      Replacement Securities  . . . . . . . . . . . . . . . .  39
SECTION 2.08.      Outstanding Securities  . . . . . . . . . . . . . . . .  39
SECTION 2.09.      Temporary Securities  . . . . . . . . . . . . . . . . .  40
SECTION 2.10.      Cancelation . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 2.11.      Defaulted Interest  . . . . . . . . . . . . . . . . . .  40
SECTION 2.12.      CUSIP Numbers . . . . . . . . . . . . . . . . . . . . .  41


                                     ARTICLE III

                                      REDEMPTION

SECTION 3.01.      Notices to Trustee  . . . . . . . . . . . . . . . . . .  41
SECTION 3.02.      Selection of Securities To Be
                     Redeemed  . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 3.03.      Notice of Redemption  . . . . . . . . . . . . . . . . .  42
SECTION 3.04.      Effect of Notice of Redemption  . . . . . . . . . . . .  43
SECTION 3.05.      Deposit of Redemption Price . . . . . . . . . . . . . .  43
SECTION 3.06.      Securities Redeemed in Part . . . . . . . . . . . . . .  43


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                                                                 Contents, p. 2

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                                      ARTICLE IV

                                      COVENANTS

SECTION 4.01.      Payment of Securities . . . . . . . . . . . . . . . . .  43
SECTION 4.02.      SEC Reports . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.03.      Limitation on Indebtedness  . . . . . . . . . . . . . .  43
SECTION 4.04.      Limitation on Restricted Payments . . . . . . . . . . .  43
SECTION 4.05.      Limitation on Restrictions on
                     Distributions from Restricted
                     Subsidiaries  . . . . . . . . . . . . . . . . . . . .  48
SECTION 4.06.      Limitation on Asset Sales . . . . . . . . . . . . . . .  49
SECTION 4.07.      Limitation on Transactions with Affiliates. . . . . . .  53
SECTION 4.08.      Limitation on the Issuance and Sale of Capital Stock of
                     Restricted Subsidiaries . . . . . . . . . . . . . . .  54
SECTION 4.09.      Change of Control . . . . . . . . . . . . . . . . . . .  55
SECTION 4.10.      Limitation on Liens . . . . . . . . . . . . . . . . . .  57
SECTION 4.11.      Compliance Certificate  . . . . . . . . . . . . . . . .  58
SECTION 4.12.      Further Instruments and Acts  . . . . . . . . . . . . .  58
SECTION 4.13.      Future Subsidiary Guarantors  . . . . . . . . . . . . .  58
SECTION 4.14.      Incurrence of Layered Indebtedness. . . . . . . . . . .  58
SECTION 4.15.      Restricted and Unrestricted
                     Subsidiaries. . . . . . . . . . . . . . . . . . . . .  59
SECTION 4.16.      The Issuer. . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 4.17.      Additional Amounts. . . . . . . . . . . . . . . . . . .  60


                                      ARTICLE V

                                  SUCCESSOR COMPANY

SECTION 5.01.      When Company May Merge or Transfer
                     Assets  . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 5.02.      When the Issuer May Merge or
                     Transfer Assets . . . . . . . . . . . . . . . . . . .  64


                                      ARTICLE VI

                                DEFAULTS AND REMEDIES

SECTION 6.01.      Events of Default . . . . . . . . . . . . . . . . . . .  65
SECTION 6.02.      Acceleration  . . . . . . . . . . . . . . . . . . . . .  68
SECTION 6.03.      Other Remedies  . . . . . . . . . . . . . . . . . . . .  69
SECTION 6.04.      Waiver of Past Defaults . . . . . . . . . . . . . . . .  69
SECTION 6.05.      Control by Majority . . . . . . . . . . . . . . . . . .  69


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SECTION 6.06.      Limitation on Suits . . . . . . . . . . . . . . . . . .  69
SECTION 6.07.      Rights of Holders To Receive
                     Payment . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 6.08.      Collection Suit by Trustee  . . . . . . . . . . . . . .  70
SECTION 6.09.      Trustee May File Proofs of Claim  . . . . . . . . . . .  70
SECTION 6.10.      Priorities  . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 6.11.      Undertaking for Costs . . . . . . . . . . . . . . . . .  71
SECTION 6.12.      Waiver of Stay or Extension Laws  . . . . . . . . . . .  72


                                     ARTICLE VII

                                       TRUSTEE

SECTION 7.01.      Duties of Trustee . . . . . . . . . . . . . . . . . . .  72
SECTION 7.02.      Rights of Trustee . . . . . . . . . . . . . . . . . . .  73
SECTION 7.03.      Individual Rights of Trustee  . . . . . . . . . . . . .  74
SECTION 7.04.      Trustee's Disclaimer  . . . . . . . . . . . . . . . . .  74
SECTION 7.05.      Notice of Defaults  . . . . . . . . . . . . . . . . . .  74
SECTION 7.06.      Reports by Trustee to Holders . . . . . . . . . . . . .  75
SECTION 7.07.      Compensation and Indemnity  . . . . . . . . . . . . . .  75
SECTION 7.08.      Replacement of Trustee  . . . . . . . . . . . . . . . .  76
SECTION 7.09.      Successor Trustee by Merger . . . . . . . . . . . . . .  77
SECTION 7.10.      Eligibility; Disqualification . . . . . . . . . . . . .  77
SECTION 7.11.      Preferential Collection
                     of Claims Against Company . . . . . . . . . . . . . .  78


                                     ARTICLE VIII

                          DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.      Discharge of Liability on Securi-
                     ties; Defeasance  . . . . . . . . . . . . . . . . . .  78
SECTION 8.02.      Conditions to Defeasance  . . . . . . . . . . . . . . .  79
SECTION 8.03.      Application of Trust Money  . . . . . . . . . . . . . .  81
SECTION 8.04.      Repayment to Issuer . . . . . . . . . . . . . . . . . .  81
SECTION 8.05.      Indemnity for Government
                     Obligations . . . . . . . . . . . . . . . . . . . . .  81
SECTION 8.06.      Reinstatement . . . . . . . . . . . . . . . . . . . . .  81


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                                      ARTICLE IX

                                      AMENDMENTS

SECTION 9.01.      Without Consent of Holders  . . . . . . . . . . . . . .  82
SECTION 9.02.      With Consent of Holders . . . . . . . . . . . . . . . .  83
SECTION 9.03.      Compliance with Trust Indenture Act . . . . . . . . . .  84
SECTION 9.04.      Revocation and Effect of
                     Consents and Waivers  . . . . . . . . . . . . . . . .  85
SECTION 9.05.      Notation on or Exchange of
                     Securities  . . . . . . . . . . . . . . . . . . . . .  85
SECTION 9.06.      Trustee To Sign Amendments  . . . . . . . . . . . . . .  85
SECTION 9.07.      Payment for Consent . . . . . . . . . . . . . . . . . .  86


                                      ARTICLE X

                                    SUBORDINATION

SECTION 10.01.     Agreement To Subordinate  . . . . . . . . . . . . . . .  86
SECTION 10.02.     Liquidation, Dissolution, Bankruptcy  . . . . . . . . .  86
SECTION 10.03.     Default on Senior Indebtedness  . . . . . . . . . . . .  87
SECTION 10.04.     Acceleration of Payment of
                     Securities  . . . . . . . . . . . . . . . . . . . . .  88
SECTION 10.05.     When Distribution Must Be Paid Over . . . . . . . . . .  88
SECTION 10.06.     Subrogation . . . . . . . . . . . . . . . . . . . . . .  88
SECTION 10.07.     Relative Rights . . . . . . . . . . . . . . . . . . . .  89
SECTION 10.08.     Subordination May Not Be Impaired
                     by Issuer . . . . . . . . . . . . . . . . . . . . . .  89
SECTION 10.09.     Rights of Trustee and Paying Agent  . . . . . . . . . .  89
SECTION 10.10.     Distribution or Notice to
                     Representative  . . . . . . . . . . . . . . . . . . .  90
SECTION 10.11.     Article X Not To Prevent Events
                     of Default or Limit Right To
                     Accelerate  . . . . . . . . . . . . . . . . . . . . .  90
SECTION 10.12.     Trust Moneys Not Subordinated . . . . . . . . . . . . .  90
SECTION 10.13.     Trustee Entitled To Rely  . . . . . . . . . . . . . . .  90
SECTION 10.14.     Trustee To Effectuate Subordination . . . . . . . . . .  91
SECTION 10.15.     Trustee Not Fiduciary for Holders
                     of Senior Indebtedness  . . . . . . . . . . . . . . .  91
SECTION 10.16.     Reliance by Holders of Senior
                     Indebtedness on Subordination
                     Provisions  . . . . . . . . . . . . . . . . . . . . .  92


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                                      ARTICLE XI

                                      GUARANTEES

SECTION 11.01.     Company Guarantee . . . . . . . . . . . . . . . . . . .  92
SECTION 11.02.     Subsidiary Guarantee. . . . . . . . . . . . . . . . . .  94
SECTION 11.03.     Contribution  . . . . . . . . . . . . . . . . . . . . .  97
SECTION 11.04.     Successors and Assigns. . . . . . . . . . . . . . . . .  97
SECTION 11.05.     No Waiver . . . . . . . . . . . . . . . . . . . . . . .  97
SECTION 11.06.     Modification  . . . . . . . . . . . . . . . . . . . . .  97
SECTION 11.07.     Execution of Supplemental
                     Indenture for Future Subsidiary
                     Guarantors  . . . . . . . . . . . . . . . . . . . . .  98


                                     ARTICLE XII

                        SUBORDINATION OF SUBSIDIARY GUARANTIES

SECTION 12.01.     Agreement To Subordinate  . . . . . . . . . . . . . . .  98
SECTION 12.02.     Liquidation, Dissolution, Bankruptcy  . . . . . . . . .  99
SECTION 12.03.     Default on Senior Indebtedness  . . . . . . . . . . . .  99
SECTION 12.04.     Demand for Payment  . . . . . . . . . . . . . . . . . . 100
SECTION 12.05.     When Distribution Must Be Paid Over . . . . . . . . . . 100
SECTION 12.06.     Subrogation . . . . . . . . . . . . . . . . . . . . . . 100
SECTION 12.07.     Relative Rights . . . . . . . . . . . . . . . . . . . . 101
SECTION 12.08.     Subordination May Not Be Impaired
                     by Company  . . . . . . . . . . . . . . . . . . . . . 101
SECTION 12.09.     Rights of Trustee and Paying Agent  . . . . . . . . . . 101
SECTION 12.10.     Distribution or Notice to
                     Representative  . . . . . . . . . . . . . . . . . . . 102
SECTION 12.11.     Article XII Not To Prevent Defaults
                     Under a Guarantee or Limit Right
                     To Demand Payment . . . . . . . . . . . . . . . . . . 102
SECTION 12.12.     Trustee Entitled To Rely  . . . . . . . . . . . . . . . 102
SECTION 12.13.     Trustee To Effectuate Subordination . . . . . . . . . . 103
SECTION 12.14.     Trustee Not Fiduciary for Holders
                     of Senior Indebtedness  . . . . . . . . . . . . . . . 104
SECTION 12.15.     Reliance by Holders of Senior
                     Indebtedness on Subordination
                     Provisions  . . . . . . . . . . . . . . . . . . . . . 104


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                                     ARTICLE XIII

                                    MISCELLANEOUS

SECTION 13.01.     Trust Indenture Act Controls  . . . . . . . . . . . . . 104
SECTION 13.02.     Notices . . . . . . . . . . . . . . . . . . . . . . . . 104
SECTION 13.03.     Communication by Holders with
                     Other Holders . . . . . . . . . . . . . . . . . . . . 105
SECTION 13.04.     Certificate and Opinion as to
                     Conditions Precedent  . . . . . . . . . . . . . . . . 105
SECTION 13.05.     Statements Required in
                     Certificate or Opinion  . . . . . . . . . . . . . . . 106
SECTION 13.06.     When Securities Disregarded . . . . . . . . . . . . . . 106
SECTION 13.07.     Rules by Trustee, Paying Agent and
                     Registrar . . . . . . . . . . . . . . . . . . . . . . 106
SECTION 13.08.     Legal Holidays  . . . . . . . . . . . . . . . . . . . . 106
SECTION 13.09.     Governing Law . . . . . . . . . . . . . . . . . . . . . 107
SECTION 13.10.     No Recourse Against Others  . . . . . . . . . . . . . . 107
SECTION 13.11.     Successors  . . . . . . . . . . . . . . . . . . . . . . 107
SECTION 13.12.     Multiple Originals  . . . . . . . . . . . . . . . . . . 107
SECTION 13.13.     Table of Contents; Headings . . . . . . . . . . . . . . 107
SECTION 13.14.     Consent to Jurisdiction and Service . . . . . . . . . . 107


Appendix A         Provisions Relating to Initial
                   Securities and Exchange Securities
Exhibit 1 to
Appendix A         Form of Initial Security

Exhibit A          Form of Exchange Security
Exhibit B          Form of Supplemental Indenture

                                CROSS-REFERENCE TABLE


 TIA                                                          INDENTURE
SECTION                                                        SECTION

310(a)(1)          . . . . . . . . . . . . . . . . . . . .    7.10
(a)(2)             . . . . . . . . . . . . . . . . . . . .    7.10
(a)(3)             . . . . . . . . . . . . . . . . . . . .    N.A.
(a)(4)             . . . . . . . . . . . . . . . . . . . .    N.A.
(b)                . . . . . . . . . . . . . . . . . . . .    7.08; 7.10
(c)                . . . . . . . . . . . . . . . . . . . .    N.A.
311(a)             . . . . . . . . . . . . . . . . . . . .    7.11
(b)                . . . . . . . . . . . . . . . . . . . .    7.11
(c)                . . . . . . . . . . . . . . . . . . . .    N.A.
312(a)             . . . . . . . . . . . . . . . . . . . .    2.06
(b)                . . . . . . . . . . . . . . . . . . . .    13.03
(c)                . . . . . . . . . . . . . . . . . . . .    13.03
313(a)             . . . . . . . . . . . . . . . . . . . .    7.06
(b)(1)             . . . . . . . . . . . . . . . . . . . .    N.A.
(b)(2)             . . . . . . . . . . . . . . . . . . . .    7.06
(c)                . . . . . . . . . . . . . . . . . . . .    13.02
(d)                . . . . . . . . . . . . . . . . . . . .    7.06
314(a)             . . . . . . . . . . . . . . . . . . . .    4.02; 4.11;
                                                              13.02
(b)                . . . . . . . . . . . . . . . . . . . .    N.A.
(c)(1)             . . . . . . . . . . . . . . . . . . . .    13.04
(c)(2)             . . . . . . . . . . . . . . . . . . . .    13.04
(c)(3)             . . . . . . . . . . . . . . . . . . . .    N.A.
(d)                . . . . . . . . . . . . . . . . . . . .    N.A.
(e)                . . . . . . . . . . . . . . . . . . . .    13.05
(f)                . . . . . . . . . . . . . . . . . . . .    4.11
315(a)             . . . . . . . . . . . . . . . . . . . .    7.01
(b)                . . . . . . . . . . . . . . . . . . . .    7.05; 13.02
(c)                . . . . . . . . . . . . . . . . . . . .    7.01
(d)                . . . . . . . . . . . . . . . . . . . .    7.01
(e)                . . . . . . . . . . . . . . . . . . . .    6.11
316(a)
(last
sentence)          . . . . . . . . . . . . . . . . . . . .    13.06
(a)(1)(A)          . . . . . . . . . . . . . . . . . . . .    6.05
(a)(1)(B)          . . . . . . . . . . . . . . . . . . . .    6.04
(a)(2)             . . . . . . . . . . . . . . . . . . . .    N.A.
(b)                . . . . . . . . . . . . . . . . . . . .    6.07
317(a)(1)          . . . . . . . . . . . . . . . . . . . .    6.08
(a)(2)             . . . . . . . . . . . . . . . . . . . .    6.09
(b)                . . . . . . . . . . . . . . . . . . . .    2.05
318(a)             . . . . . . . . . . . . . . . . . . . .    13.01

                              N.A. Means Not Applicable.

---------------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                   INDENTURE dated as of September 29, 1997, among CANADIAN
              FOREST OIL LTD., an Alberta corporation (the "ISSUER"), FOREST OIL CORPORATION, a New York corporation (the "COMPANY") and State Street Bank and Trust Company, as Trustee (the "TRUSTEE").


         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 8 3/4% Senior Subordinated Securities due 2007, to be issued, from time to time, in one or more series as in this Indenture provided (the "INITIAL SECURITIES") and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Issuer's 8 3/4% Senior Subordinated Securities due 2007 (the "EXCHANGE SECURITIES" and, together with the Initial Securities, the "SECURITIES"):


                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

         "ADDITIONAL ASSETS" means (a) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (b) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with
Section 4.15, (c) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (d) Permitted Business Investments.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, the remainder of:

         (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from
    (A) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and
    (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from
    (C) estimated proved oil and gas reserves produced or disposed of since such year-end and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED that, in the case of each of the determinations made pursuant to clauses (A) through
    (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements,
    (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (iv) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto). If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as ff the Company were still using the full cost method of accounting.

         "AFFILIATE" of any specified Person means any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or
(b) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (b) any other Property of such Person; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include: (i) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (ii) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business; (iii) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business; (iv) any disposition that constitutes a Restricted Payment made in compliance with
Section 4.04; (v) when used with respect to the Company, any disposition of all or substantially all of the Property of the Company permitted pursuant to
Article V; (vi) the disposition of any Property by such Person to the Company or a Wholly Owned Subsidiary; (vii) the disposition of any asset with a Fair Market Value of less than $2,000,000; or (viii) any Production Payments and Reserve Sales; PROVIDED that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

         "AVERAGE LIFE" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by
(b) the sum of all such principal payments.

         "BANK CREDIT FACILITIES" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including pursuant to the U.S. Bank Credit Facility, the

Canadian Bank Credit Facility and the Canadian Forest Credit Facility) providing for revolving credit loans, term loans receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any extensions, revisions, amendments, modifications, refinancings or replacements thereof by a lender or syndicate of lenders.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or the Issuer, as applicable, or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means each day which is not a Legal Holiday.

         "CANADIAN BANK CREDIT FACILITY" means the Second Amended and Restated Credit Agreement dated as of April 1, 1997, as amended on August 19, 1997, and September 26, 1997, among 611852 Saskatchewan Ltd., the Lenders named therein and The Chase Manhattan Bank of Canada, as agent.

         "CANADIAN FOREST CREDIT FACILITY" means the Second Amended and Restated Credit Agreement dated as of April 1, 1997, as amended on August 19, 1997, and September 26, 1997, among the Issuer, the subsidiaries of the Issuer party thereto and 611852 Saskatchewan Ltd., as lender, together with any extensions, revisions, amendments or modifications thereof.

         "CAPITAL LEASE OBLIGATION" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount in respect of such obligation.

         "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (a) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of all classes of the Voting Stock of the Company or, unless such person is a Restricted Subsidiary, the Issuer or currently exercisable warrants or options to acquire such Voting Stock;

         (b) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred;

         (c) the shareholders of the Company or the Issuer shall have approved any plan of liquidation or dissolution of the Company or the Issuer;

         (d) the Company or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into the Company or the Issuer in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and the holders of the Voting Stock of the Company or the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or

         (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's or the Issuer's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the

    Company or the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's or the Issuer's Board of Directors then in office.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Company Guarantee.

         "COMPANY GUARANTEE" means an unconditional unsecured senior subordinated Guarantee of the Securities given by the Company pursuant to the terms of this Indenture.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (a) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (b) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness

Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date,
(i) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (ii) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

         "CONSOLIDATED INTEREST EXPENSE" means with respect to any Person for any period, without duplication, (a) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including (A) any amortization of debt discount, (B) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (C) the interest portion of any deferred payment obligation, (D) all accrued interest and (E) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (ii) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such

Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (b) to the extent included in (a) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication, (a) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), including, with respect to the Company, any loss realized in connection with the purchase of the 11-1/4% Notes;
(b) any gain or loss net of taxes (less all fees and expenses relating thereto), realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (b) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured); (c) the net income of any Restricted Subsidiary of such specified person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period; (d) the net income (or loss) of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period; (e) for the purposes of Section 4.04 only, the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (f) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (g) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards
No. 109 which result from changes in enacted tax laws or rates; (h) the cumulative effect of a change in accounting principles; (i) any write-downs of noncurrent assets; PROVIDED that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and (j) any noncash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such Person or any of its Restricted Subsidiaries.

         "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

         "DEFAULT" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "DESIGNATED SENIOR INDEBTEDNESS" means (a) Bank Credit Facilities of the Company or the Issuer and (b) any other Senior Indebtedness of the Company or Senior Indebtedness of the Issuer which has, at the time of determination, an aggregate principal amount outstanding of at least $10,000,000 that is specifically designated in the instrument evidencing such Indebtedness and is designated in a notice delivered by the Company or the Issuer, as applicable, to the holders or a Representative of the holders of such Senior Indebtedness of the Company or the Issuer and the Trustee as "Designated Senior Indebtedness."

         "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" means, with respect to any Person for any period, an amount equal to the Consolidated Net Income of such Person for such period, plus
(a) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (i) income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income),
(ii) Consolidated Interest Expense, (iii) depreciation and depletion expense,
(iv) amortization expense, (v) exploration expense (if applicable), and (vi) any other noncash charges including unrealized foreign exchange losses (excluding, however, any such other noncash charge which requires an accrual of or reserve for cash charges for any future period); less (b) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (i) income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income) and (ii) unrealized foreign exchange gains.

         "11-1/4% NOTES" means the 11-1/4% Senior Subordinated Notes due 2003 of the Company.

         "EQUITY OFFERING" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGED PROPERTIES" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

         "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

         "EXCHANGE SECURITIES" has the meaning set forth in the introductory paragraph to this Indenture.

         "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by
(a) any officer of the Company if such fair market value is less than $7,500,000 and (b) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $7,500,000.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture, unless stated otherwise.

         "GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations of the United States of America or Canada for the timely payment of which the full faith and credit of the United States of America or Canada is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a Guarantee by any Person shall not include (i) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.

         "HOLDER" means the Person in whose name a Note is registered on the Securities Register.

         "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "INCURRENCE", "INCURRED" "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that (a) change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any noninterest bearing or other discount Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

         "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, Securities, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (c) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable), (e) any

Capital Lease Obligation of such Person, (f) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (g) any payment obligation of such Person Under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments, (h) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (i) any obligation of the type referred to in clauses (a) through (h) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; PROVIDED, HOWEVER, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INITIAL SECURITIES" has the meaning assigned thereto in the introductory paragraph to this Indenture.

         "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

         "INVESTMENT" means, with respect to any Person (a) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (b) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); PROVIDED, HOWEVER, that Investments shall not include (i) in the case of clause (a) as used in the definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company and (ii) in the case of clause (a) or (b), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

         "ISSUE DATE" means the date on which the Original Securities first were issued under this Indenture.

         "ISSUER" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

         "LIQUID SECURITIES" means securities (a) of an issuer that is not an Affiliate of the Company, (b) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market and (c) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; PROVIDED that securities meeting the requirements of clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (i) the date on which such securities are sold or exchanged for cash or Permitted Short Term Investments and (ii) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term

Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.06, such securities shall be deemed not to have been Liquid Securities at any time. Notwithstanding the foregoing, securities meeting the requirements of clauses (a) and (b) above received by the Company or a Wholly Owned Subsidiary in connection with the disposition, in whole or in part, of the capital stock of Saxon Petroleum Inc. shall be treated as Liquid Securities from the date of receipt thereof until the earlier of (A) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (B) 24 months following the date of receipt of such securities.

         "MATERIAL CHANGE" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that the following will be excluded from the calculation of Material Change: (a) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and (b) any dispositions of Properties during such quarter that were disposed of in compliance with Section 4.06.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET AVAILABLE CASH" from an Asset Sale means cash proceeds received therefrom (including (a) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (b) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (i) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale and (ii) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (a) and (b)), in each case net of (A) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (B) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale; PROVIDED that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (C) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (D) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; PROVIDED, HOWEVER, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any Restricted Subsidiary from escrow.

         "NET WORKING CAPITAL" means (a) all current assets of the Company and its Restricted Subsidiaries, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

         "NONRECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which (a) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (i) is directly or indirectly liable for such Indebtedness or (ii) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (b) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

         "OFFICER" means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer or the Secretary of the Issuer or the Company, as applicable.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Issuer or the Company, as applicable.

         "OIL AND GAS BUSINESS" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

         "OIL AND GAS HEDGING CONTRACT" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

         "OIL AND GAS LIENS" means (a) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (b) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (c) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farmout agreements, farmin agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; PROVIDED, HOWEVER, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (d) Liens arising in connection with Production Payments and Reserve Sales; and (e) Liens on pipelines or pipeline facilities that arise by operation of law.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Company.

         "PARI PASSU INDEBTEDNESS" means any indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is PARI PASSU in right of payment to the Securities, the Company Guarantee or a Subsidiary Guarantee, as applicable.

         "PARI PASSU OFFER" means an offer by the Issuer, the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

         "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (a) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farmin agreements, farmout agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties, excluding however, Investments in corporations other than Restricted Subsidiaries.

         "PERMITTED HEDGING AGREEMENTS" means (a) Exchange Rate Contracts and Oil and Gas Hedging Contracts and (b) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

         "PERMITTED INDEBTEDNESS" means any and all of the following:
(i) Indebtedness arising under this Indenture with respect to the Original Securities and the Company Guarantee and any Subsidiary Guarantees relating thereto; (ii) Indebtedness (including Guarantees) under Bank Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred under Bank Credit Facilities, at any one time outstanding does not exceed the greater of (a) $150,000,000, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 4.06 and (b) an amount equal to the sum of (1) $35,000,000 and (2) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;
(iii) Indebtedness to the Company or any Wholly Owned Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary); (iv) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business; (vii) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (i) through (vi) above;
(viii) Nonrecourse Purchase Money Indebtedness; (ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph); PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $30,000,000; (x) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i), (ii), (vii),
(viii) and (ix) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (x)) and (b) Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph; PROVIDED that, in the case of each of the foregoing clauses (a) and (b), such Indebtedness is Permitted Refinancing Indebtedness and; (xi) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

         "PERMITTED INVESTMENTS" means any and all of the following: (a) Permitted Short-Term Investments; (b) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (c) Investments by any Restricted Subsidiary in the Company; (d) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (e) Investments by the Company or any Restricted Subsidiary in (i) any Person that will, upon the making of such

Investment, become a Restricted Subsidiary or (ii) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (f) Investments in the form of securities received from Asset Sales; PROVIDED that such Asset Sales are made in compliance with Section 4.06;
(g) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (h) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries; PROVIDED such items do not exceed in the aggregate $5,000,000 at any one time outstanding; (i) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 7.5% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof; (j) Investments made for the purpose of acquiring gas marketing contracts in an aggregate amount not to exceed $10,000,000 at any one time outstanding; (k) Investments made pursuant to Permitted Hedging Agreements of the Company and the Restricted Subsidiaries; and
(l) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (k) above).

         "PERMITTED LIENS" means any and all of the following: (a) Liens existing as of the Issue Date; (b) Liens securing the Securities, the Company Guarantee, any Subsidiary Guarantees and other obligations arising under this Indenture; (c) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Issuer, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction); PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (d) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction); PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (e) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations),
(iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable); (f) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (g) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $15,000,000; (h) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (i) Liens securing purchase money Indebtedness or Capital Lease Obligations; PROVIDED that such Liens attach only to the Property acquired with the proceeds of such purchase money Indebtedness or the Property which is the subject of such Capital Lease Obligations; (j) Liens securing Nonrecourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); PROVIDED that
(i) such Liens attach only to the fixed assets acquired with the proceeds of such Nonrecourse Purchase Money Indebtedness and (b) such Nonrecourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;
(k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted under Section 4.04; (l) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (m) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges) in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a),
(b), (c), (d), (i) and (j) above; PROVIDED, HOWEVER, that (i) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and
(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(n) Liens in favor of the Company, the Issuer, or a Restricted Subsidiary; and
(o) Liens not otherwise permitted by clauses (a) through (n) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $5,000,000 at any one time. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than (i) any such Liens existing as of the Issue Date, (ii) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date; PROVIDED that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property and (iii) Production Payments and Reserve Sales, other than those described in clauses (i) and (ii) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.06 and (iv) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of the immediately foregoing clauses (i), (ii), (iii) and (iv), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

         "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"); PROVIDED, HOWEVER, that
(a) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing, (b) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (c) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time, (d) such new Indebtedness is subordinated in right of payment to the Securities (or, if applicable, the Company Guarantee or the relevant Subsidiary Guarantee) to at least the same extent, if any, as the old Indebtedness and (e) if such old Indebtedness is Nonrecourse Purchase Money Indebtedness or Indebtedness that refinanced Nonrecourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (a) and (b) of the definition of "Nonrecourse Purchase Money Indebtedness."

         "PERMITTED SHORT-TERM INVESTMENTS" means (a) Investments in Government Obligations maturing within one year of the date of acquisition thereof;
(b) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province thereof that is a member of the Federal Reserve System or comparable Canadian system and has capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term Indebtedness is rated "A" (or such similar equivalent rating), or higher, according to Moody's or Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc.; (c) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business; PROVIDED that
(i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $20,000,000 in the aggregate, (d) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(a) entered into with a bank meeting the qualifications described in clause (b),
(e) Investments in commercial paper or Securities, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, with a short-term rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer) or a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (f) Investments in any money market mutual fund having assets in excess of $250,000,000 all of which consist of other obligations of the types described in clauses (a), (b), (d) and (e) hereof and (g) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-1" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER, that "Preferred Stock" shall not include Redeemable Stock.

         "PRINCIPAL" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

         "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for

Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

         "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness of the Issuer or the Company.

         "RESTRICTED PAYMENT" means (a) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (b) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary, (c) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Indebtedness of the Company or a Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities, the Company Guarantee or the relevant Subsidiary Guarantee, as the case may be; PROVIDED that this clause (c) shall not include any such payment with respect to
(i) any such subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with Section 4.06 and to the extent required by the indenture or other agreement or instrument pursuant to which such subordinated Indebtedness was issued or (ii) the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition, or (d) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

         "RESTRICTED SUBSIDIARY" means (a) Canadian Forest Oil Ltd. and (b) any other Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to Section 4.15.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" has the meaning assigned thereto in the introductory paragraph to this Indenture.

         "SENIOR INDEBTEDNESS OF THE COMPANY" means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Company Guarantee; PROVIDED, HOWEVER, that Senior Indebtedness of the Company shall not include
(a) Indebtedness of the Company to a Subsidiary of the Company (but only so long as such Indebtedness is held by such Subsidiary), (b) amounts owed for goods, materials or services purchased in the ordinary course of business,
(c) Indebtedness Incurred in violation of this Indenture, (d) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (e) any liability for Federal, state, local or other taxes owed or owing by the Company, (f) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (g) Pari Passu or Subordinated Indebtedness of the Company, (h) Indebtedness of the Company that is represented by Redeemable Stock,

(i) Indebtedness evidenced by the Company Guarantee and (j) in-kind obligations relating to net oil and gas balancing positions. "SENIOR INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR" has a correlative meaning; PROVIDED that clause (a) above shall be deemed to refer to Indebtedness of any Subsidiary Guarantor to the Company or any Subsidiary of the Company (other than as described in the proviso to clause (a) of the definition of "Senior Indebtedness of the Issuer").

         "SENIOR INDEBTEDNESS OF THE ISSUER" means the obligations of the Issuer with respect to Indebtedness of the Issuer, whether outstanding on the date hereof or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness of the Issuer shall not include
(a) Indebtedness of the Issuer to the Company or any Subsidiary of the Company or the Issuer; PROVIDED, that Indebtedness of the Issuer to 611852 Saskatchewan Ltd. pursuant to the Canadian Forest Credit Facility in an amount equal to the amount of Indebtedness outstanding at any time under the Canadian Bank Credit Facility shall constitute Senior Indebtedness of the Issuer to the extent that such outstanding Indebtedness under the Canadian Bank Credit Facility is not Guaranteed by the Issuer, (b) amounts owed for goods, materials or services purchased in the ordinary course of business, (c) Indebtedness Incurred in violation of this Indenture, (d) amounts payable or any other Indebtedness to employees of the Issuer or any Subsidiary of the Issuer, (e) any liability for United States Federal, state, local, or Canadian Federal or provincial, or other taxes owed or owing by the Issuer, (f) any Indebtedness of the Issuer that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code or corresponding provisions of the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangements Act (Canada), was without recourse to the Issuer, (g) Pari Passu or Subordinated Indebtedness of the Issuer, (h) Indebtedness of the Issuer that is represented by Redeemable Stock, (i) Indebtedness evidenced by the Securities and (j) in-kind obligations relating to net oil and gas balancing positions.

         "SIGNIFICANT SUBSIDIARY" means, at any date of determination, (a) the Issuer and (b) any other Restricted Subsidiary that would be a "Significant Subsidiary" of the

Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "STATED MATURITY", when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Securities, the Company Guarantee or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY" of a Person means (a) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (i) the first Person, (ii) the first Person and one or more of its Subsidiaries or (iii) one or more of the first Person's Subsidiaries or (b) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i), (ii) or (iii) above.

         "SUBSIDIARY GUARANTOR" means, unless released from its Subsidiary Guarantee as permitted by this Indenture, any Restricted Subsidiary that becomes a Guarantor of the Securities in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture, until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions hereof and, thereafter, means the successor.

         "SUBSIDIARY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of Securities given by any Restricted Subsidiary pursuant to the terms of this Indenture.

         "TAXES" means any tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of the Issuer or, if applicable, the Company or any Subsidiary Guarantor).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by
Section 9.03 hereof; PROVIDED that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "TRADE ACCOUNTS PAYABLE" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "TRUST OFFICER" means any officer in the Corporate Trust Division of the Trustee or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

         "UNRESTRICTED SUBSIDIARY" means (a) each Subsidiary of the Company that the Company has designated pursuant to Section 4.15 as an Unrestricted Subsidiary and (b) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. BANK CREDIT FACILITY" means the Second Amended and Restated Credit Agreement dated as of January 31, 1997, as amended on April 1, 1997, August 19, 1997, and September 26, 1997, among the Company, the Lenders named therein and The Chase Manhattan Bank, as agent.

         "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                          SECTION 1.02.  OTHER DEFINITIONS.
                                                                 Defined in
                            Term                                  Section
                            ----                                 ----------
"Additional Amounts" . . . . . . . . . . . . . . . . . . .          4.17
"Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . .          6.01
"Change of Control Offer". . . . . . . . . . . . . . . . .          4.09
"Change of Control Payment". . . . . . . . . . . . . . . .          4.09
"Change of Control Payment Date" . . . . . . . . . . . . .          4.09
"Claiming Guarantor" . . . . . . . . . . . . . . . . . . .         11.02
"Contributing Party" . . . . . . . . . . . . . . . . . . .         11.02
"covenant defeasance option" . . . . . . . . . . . . . . .          8.01(b)
"Custodian". . . . . . . . . . . . . . . . . . . . . . . .          6.01
"Event of Default" . . . . . . . . . . . . . . . . . . . .          6.01
"Excess Proceeds". . . . . . . . . . . . . . . . . . . . .          4.06
"Global Security". . . . . . . . . . . . . . . . . . . . .       Appendix A
"legal defeasance option". . . . . . . . . . . . . . . . .          8.01(b)
"Legal Holiday". . . . . . . . . . . . . . . . . . . . . .         13.08
"Obligations". . . . . . . . . . . . . . . . . . . . . . .         11.01
"Offer Amount" . . . . . . . . . . . . . . . . . . . . . .          4.06
"Offer Period" . . . . . . . . . . . . . . . . . . . . . .          4.06
"OID". . . . . . . . . . . . . . . . . . . . . . . . . . .          2.01
"Original Securities". . . . . . . . . . . . . . . . . . .          2.01
"pay its Subsidiary Guaranty". . . . . . . . . . . . . . .         12.03
"pay the Securities" . . . . . . . . . . . . . . . . . . .         10.03
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . .          2.04
"Payment Blockage Notice". . . . . . . . . . . . . . . . .         10.03
"Payment Blockage Period". . . . . . . . . . . . . . . . .         10.03
"Permitted Consideration". . . . . . . . . . . . . . . . .          4.06
"Prepayment Offer" . . . . . . . . . . . . . . . . . . . .          4.06
"Prepayment Offer Notice". . . . . . . . . . . . . . . . .          4.06

                                                                 Defined in
                            Term                                  Section
                            ----                                 ----------
"Purchase Date". . . . . . . . . . . . . . . . . . . . . .          4.06
"Registrar". . . . . . . . . . . . . . . . . . . . . . . .          2.04
"Successor Company". . . . . . . . . . . . . . . . . . . .          5.01

         SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer, the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) "including" means including without limitation;

         (e) words in the singular include the plural and words in the plural include the singular;

         (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

         (h) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                      ARTICLE II

                                    THE SECURITIES


         SECTION 2.01. AMOUNT OF SECURITIES; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $200,000,000. All Securities shall be identical in all respects other than issue price and issuance dates. The Securities may be issued in one or more series; PROVIDED, HOWEVER, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be substantially identical except as to denomination.

         Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $125,000,000 (the "Original Securities"). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors of the Company and, subject to Section 2.03, set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

         (a) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

         (b) the aggregate principal amount of such Securities which may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $75,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

         (c) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

         (d) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

         (e) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

         If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers'

Certificate or the trust indenture supplementary thereto setting forth the terms of the series.

         Notwithstanding anything to the contrary in this Section or otherwise in this Indenture, there shall be allowed only one additional issuance of Securities (other than Exchange Securities) after the Issue Date, whether such Securities are of the same or a different series than the Original Securities, and no such additional issuance shall be permitted after September 15, 2002.

         SECTION 2.02. FORM AND DATING. Provisions relating to the Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities of each series, the Company Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Company Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.
The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or the Company is subject, if any, or usage; PROVIDED that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series and the Company Guarantee set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

         SECTION 2.03. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series (including the Original Securities) executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer in the form of an Officers' Certificate or an indenture supplemental hereto for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Securities.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.04. REGISTRAR AND PAYING AGENT. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer, the Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

         SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Issuer or the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee of any default by the Issuer or the Company in making any such payment. If the Issuer, the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.06. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Issuer.

         SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

         SECTION 2.10. CANCELATION. The Issuer at any time may deliver Securities to the Registrar for cancelation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Registrar to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Registrar for cancelation.

         SECTION 2.11. DEFAULTED INTEREST. If the Issuer or the Company defaults in a payment of interest on the

Securities, the Issuer or the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer or the Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP NUMBERS. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                     ARTICLE III

                                      REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE. If the Issuer elects to redeem Securities pursuant to paragraph 6 or 7 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which such redemption is being made.

         The Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method that the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer and the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer or the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) the name and address of the Paying Agent;

         (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (f) that, unless the Issuer and the Company default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

         (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Issuer's or the Company's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Issuer or the Company shall deposit with the Paying Agent (or, if the Issuer or the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancelation.

         SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                      ARTICLE IV

                                      COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Issuer or the Company shall promptly pay the principal of and interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay timely all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the

Securityholders on that date pursuant to the terms of this Indenture.

         The Issuer or the Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of Securities with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act, and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Issuer and the Company shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

         SECTION 4.03. LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either (a) after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0 or (b) such Indebtedness is Permitted Indebtedness.

         SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 or
(iii) the aggregate amount expended or
declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

         (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

         (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

         (C) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

         (D) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after the Issue Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any such conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to the Issue Date, plus

         (E) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of
    (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

         (F) $25,000,000.

         (b) The limitations set forth in paragraph (a) above will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted):

         (i) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

         (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying United States or Canadian Federal income tax obligations; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of
    (A) $1,000,000 in any 12-month period and (B) the aggregate net proceeds, if any, received by the Company during such 12-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

         (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

         (iv) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

         (v) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and (A) has an Average Life that is longer than the Average Life of the Securities and
    (B) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the Securities; and

         (vi) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (vi).

The actions described in clauses (i) and (ii) of this paragraph (b) shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (iii), (iv), (v) and (vi) of this paragraph (b) shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clauses (iii), (iv) or (vi) shall be excluded from any calculations pursuant to clauses (B) or (C) under the immediately preceding paragraph (a).

         SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date, (2) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or (3) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a) (1) or (2) above or clause (b) (1) or (2) below; PROVIDED that such encumbrance or restriction is not materially less favorable to the Holders of Securities than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and (b) with respect to clause (iii) only, to (1) any restriction on the sale, transfer or other disposition of Property relating to Indebtedness that is permitted to be Incurred and secured under Sections 4.03 and 4.10, (2) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition,
(3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder and (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

         SECTION 4.06. LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Company Guarantee) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of the Issuer that are by their terms subordinated to the Securities or liabilities of any Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("PERMITTED CONSIDERATION"); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10% of Adjusted Consolidated Net Tangible Assets.

         The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor), to (i) prepay, repay or purchase Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company other than Indebtedness owed by the Issuer to 611852 Saskatchewan Ltd. pursuant to the Canadian Forest Credit Facility), (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Securities or purchase both Securities and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding Securities and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company).

         (b) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within

365 days from the date of such Asset Sale shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10,000,000, an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "PREPAYMENT OFFER") must be made by the Issuer or the Company at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Securities and such Pari Passu Indebtedness, and the aggregate principal amount of Securities for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Securities tendered and the Trustee will select the Securities to be purchased in accordance with this Indenture.
To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and PROVIDED that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

         (c)(1) Within 30 days after the 365th day following the date of an Asset Sale, the Company or the Issuer shall, if it is obligated to make an offer to purchase the Securities pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Securities (the "PREPAYMENT OFFER NOTICE"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Securities to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Assets Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to
Section 4.02), (ii) a description of material developments in the Company's business subsequent to the date of the latest such reports and (iii) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (i) that the Company or the Issuer is offering to purchase Securities pursuant to the provisions of this Indenture,
(ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "PURCHASE DATE"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedures which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

         (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "OFFER AMOUNT"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and
(iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuer or the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuer, the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Permitted Short-Term Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "OFFER PERIOD"), the Issuer or the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuer or the Company. The

Trustee shall, on or promptly after the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuer or the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Issuer or the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

         (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer or the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee, the Issuer or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Issuer or the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (4) At the time the Issuer or the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer or the Company pursuant to and in accordance with the terms of this
Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company and the Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company or the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

         SECTION 4.07.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.  The
Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $1,000,000 but less than $7,5000,000, an Officer of the Company or, in the case of any such transaction or series of transactions involving the Issuer, an Officer of the Issuer, certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by an Officer's Certificate delivered to the Trustee, (b) $7,500,000 but less than $30,000,000, the Board of Directors of the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or (c) $30,000,000, (1) the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Issuer receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and
(2) the Board of Directors of the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

         The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iv) loans made (a) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) of the Company, the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv), (v) advances and loans to officers, directors and employees of the Company or any Subsidiary; PROVIDED such loans and advances (excluding loans or advances made pursuant to the preceding clause (iv)) do not exceed $5,000,000 at any one time outstanding,
(vi) any Restricted Payment permitted to be paid pursuant to Section 4.04,
(vii) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; PROVIDED that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary), (viii) the payment of Indebtedness outstanding under, or the extension, revision, amendment or modification of, or any Guarantee of, the Canadian Forest Credit Facility or
(ix) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

         SECTION 4.08. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any

Person other than the Company or a Wholly Owned Subsidiary to own any Capital Stock or Redeemable Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except, in each case, for (i) the sale of the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by the Company or any other Restricted Subsidiary effected in accordance with
Section 4.06; (ii) the issuance of Capital Stock or Redeemable Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary and (iii) the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof; PROVIDED that the Issuer shall at all times remain a Restricted Subsidiary; PROVIDED FURTHER that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance; PROVIDED FURTHER that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by the Company and the other Restricted Subsidiaries shall be treated as an Investment for purposes of Section 4.04. In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (i) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

         SECTION 4.09.  CHANGE OF CONTROL.  (a)  Upon the occurrence of a
Change of Control, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "CHANGE OF CONTROL PAYMENT").

         (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Issuer mails such notice (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer. Prior to the mailing of the notice to Holders of Securities described above, but in any event within 30 days following any Change of Control, the Company covenants to (A) repay or cause to be repaid in full all Indebtedness of the Company, the Issuer and any Subsidiary Guarantor that would prohibit the repurchase of the Securities pursuant to such Change of Control Offer or (B) obtain any requisite consents under instruments governing any such Indebtedness of the Company, the Issuer and any Subsidiary Guarantor to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Securities pursuant to this covenant.

         (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

         (d) On or prior to the Change of Control Payment Date, the Issuer shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuer, the Company or any Wholly Owned Subsidiary is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Payment payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

         (e) On the Change of Control Payment Date, the Issuer shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuer for payment. The Trustee shall, on or promptly after the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Payment delivered by the Issuer to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Issuer immediately after the Change of Control Payment Date.

         (f)  The Issuer shall not be required to make a Change of Control
Offer upon a Change of Control if a third party (including the Company or another Subsidiary of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         (g) The Company and the Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

         SECTION 4.10. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Securities, the Company Guarantee or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior

to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness and Permitted Liens.

         SECTION 4.11. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Issuer and the Company also shall comply with TIA
Section  314(a)(4).

         SECTION 4.12. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer and the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.13. FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary having an aggregate of $10,000,000 or more of Indebtedness and Preferred Stock outstanding at any time to promptly execute and deliver to the Trustee a Subsidiary Guarantee, PROVIDED that (a) Saxon Petroleum Inc. shall not be required to execute and deliver a Subsidiary Guarantee until such time as it becomes a Wholly Owned Subsidiary and (b) in determining the outstanding Indebtedness and Preferred Stock for purposes of this covenant of
(i) Producers Marketing Limited, Indebtedness described in clause (g) of the definition of Indebtedness shall be excluded and (ii) Forest I Development Company ("FOREST DEVELOPMENT"), Indebtedness pursuant to the Production Payment Agreement dated February 1, 1992, as amended on April 30, 1995, between Forest Development and Bank of America, National Association, as successor to Strake Jesuit College Preparatory, Inc. shall be excluded.

         SECTION 4.14. INCURRENCE OF LAYERED INDEBTEDNESS. (a) The Issuer shall not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Issuer unless such Indebtedness constitutes Indebtedness junior to, or PARI PASSU with, the Securities in right of payment, (b) the Company shall not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness which is junior to, or PARI PASSU with, the Company Guarantee in right of payment and
(c) no Subsidiary Guarantor shall Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness which isjunior to, or PARI PASSU with, such Subsidiary Guarantor's Subsidiary Guarantee in right of payment.

         SECTION 4.15. RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (other than the Issuer) (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (a) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,
(b) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (c)(i) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (ii) the Subsidiary to be so designated has total assets of $1,000 or less or (iii) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.04. Notwithstanding the foregoing, Saxon Petroleum Inc. (A) may be designated as an Unrestricted Subsidiary until such time as it becomes a Wholly Owned Subsidiary and (B) shall be designated as a Restricted Subsidiary at such time as it becomes a Wholly Owned Subsidiary. Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis,
(i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 and (ii) no Default or Event of Default would occur or be continuing.

         SECTION 4.16. THE ISSUER. The Company will ensure that the Issuer remains a Restricted Subsidiary so long as any of the Securities remain outstanding.

         SECTION 4.17. ADDITIONAL AMOUNTS. (a) All payments made by the Issuer under or with respect to the Securities, by the Company under or with respect to the Company Guarantee and by any Subsidiary Guarantor under or with respect to its Subsidiary Guarantee (the Issuer, the Company and any such Subsidiary Guarantor being referred to for purposes of this Section individually as an "OBLIGOR" and collectively as the "OBLIGORS") will be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes, unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee, such Obligor will pay such additional amounts as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER") in respect of a beneficial owner (i) with which the Issuer does not deal at arm's-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Securities or the receipt of payments thereunder. The Obligors will also
(A) make such withholding or deduction and (B) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within

30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed with respect to any reimbursement under (1) or (2) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         (b) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Prepayment Offer, purchase price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (c) The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

         (d) The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture and the payment of all amounts owing under or with respect to the Securities, the Guarantee and any Subsidiary Guarantee.


                                      ARTICLE V

                                  SUCCESSOR COMPANY

         SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, unless:

         (a) the resulting, surviving or transferee person (the "SUCCESSOR COMPANY") shall be a Person organized or existing under the laws of (i) the United States of America, any State thereof or the District of Columbia or
    (ii) Canada or any province thereof;

         (b) a supplemental indenture is executed and delivered to the Trustee, in form satisfactory to the Trustee, by the Successor Company expressly assuming, if the Successor Company is neither the Company nor the Issuer, or confirming, if the Successor Company is the Company, the obligations of the Company to pay the principal of and interest on the Securities pursuant to the Company Guarantee and to perform all the covenants of the Company under this Indenture;

         (c) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee;

         (d) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person;

         (e) immediately after giving effect to such transaction (and treating, for purposes of this clause (e) and clauses (f) and (g) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (f) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of Section 4.03;

         (g) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

         (h) the Company shall have delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

         (i) the Trustee shall have received an Opinion of Counsel to the Company to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Company (or the Successor Company, if the Company is not the Successor Company) being required to make any deduction for or on account of Taxes from payments made under or in respect of the Company Guarantee.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, and, except in the case of the lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, the Company shall be released from its obligations under the Company Guarantee and this Indenture.

         SECTION 5.02. WHEN THE ISSUER MAY MERGE OR TRANSFER ASSETS. The Issuer shall not consolidate with or merge with or into any Person, except that the Issuer may consolidate with or merge into any Person so long as:

         (a) the Successor Company shall be the Issuer, the Company or a Wholly Owned Subsidiary;

         (b) if the Company or a Wholly Owned Subsidiary is the Successor Company, the Successor Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer to pay the principal of and interest on the Securities and to perform all the covenants of the Issuer under this Indenture (in which case the Successor Company shall be considered as the issuer of the Securities);

         (c) unless the Company shall be the Successor Company, the Company shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming the obligations of the Company to pay the principal of and interest on the Securities pursuant to the Company Guarantee and to perform all the covenants of the Company under this Indenture;

         (d) each Subsidiary Guarantor shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming such Subsidiary Guarantor's obligations to pay the principal of and interest on the Securities pursuant to its Subsidiary Guarantee;

         (e) the Successor Company (if not the Issuer) shall be a Person organized or existing under the laws of (i) the United States of America, any State thereof or the District of Columbia or (ii) Canada or any province thereof;

         (f) immediately after giving effect to such transaction (and treating, for purposes of this clause (f) and clauses (g) and (h) below, any Indebtedness which becomes or is anticipated to become an obligation of the Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred or be continuing;

         (g) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of Section 4.03;

         (h) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

         (i) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer complies with this Indenture; and

         (j) the Trustee shall have received an Opinion of Counsel in Canada to the Issuer to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Issuer (or the Successor Company, if the Issuer is not the Successor Company) being required to make any deduction for or on account of Taxes from payments made under or in respect of the Securities.

         The Issuer shall not convey, transfer or lease, in one transaction or a series of transactions, any of its Property other than in a transaction or series of transactions which comply with Section 4.06, PROVIDED that a conveyance, transfer or lease of all or substantially all the Property of the Issuer shall be subject to the provisions of the first paragraph of this covenant to the extent that such transaction constitutes the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole.


                                      ARTICLE VI

                                DEFAULTS AND REMEDIES

         SECTION 6.01. EVENTS OF DEFAULT. The following events shall be "Events of Default":

         (a) the Issuer and the Company default in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by
    Article X, and such default continues for a period of 30 days;

         (b) the Issuer and the Company default in the payment of the principal (and premium, if any) of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

         (c) the Issuer or the Company fails to comply with Article V;

         (d) default in the performance, or breach, of any covenant or warranty of the Issuer, the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or warranty addressed in clauses (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after the notice specified below;

         (e) default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Nonrecourse Purchase Money Indebtedness) of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or the failure to pay such Indebtedness at maturity, in an amount greater than $5,000,000 or its foreign currency equivalent at the time if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the notice specified below;

         (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (i) commences a voluntary case;

              (ii) consents to the entry of an order for relief against it in an involuntary case;

              (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

              (iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness; or

              (v) files a petition in bankruptcy or an answer or consent seeking reorganization or relief or consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

    or takes any comparable action under any foreign laws relating to insolvency;

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

              (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

              (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

              (iv) any similar relief is granted under any foreign laws;

    and in each such case the order or decree remains unstayed and in effect for 60 days;

         (h) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

         (i) the Company Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and the Company Guarantee) or the Company denies or disaffirms its obligations under the Company Guarantee; or

         (j) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors, or the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangements Act (Canada) or any similar federal or provincial law in Canada for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (d) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company in writing of such Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer or the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of the Securities to be due and payable. Upon such a declaration, such principal shall be due and payable immediately. If an Event of Default specified in
Section 6.01(f) or (g) with respect to the Issuer or the Company occurs, the principal of the Securities shall automatically and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:


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                                                                             70


         (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

         (c) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

         The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in this Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer or the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND: to holders of Senior Indebtedness of the Issuer and Senior Indebtedness of the Company to the extent required by Article X and Article XII;

         THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         FOURTH:  to the Issuer.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Issuer and the Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Company (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE VII

                                       TRUSTEE

         SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)  Except during the continuance of an Event of Default:

         (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require the Issuer or the Company to deliver an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's or the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. Where notice of the occurrence of any Default is given by the Trustee under this Section and the Default is thereafter cured, the Trustee, within 30 days after the curing of the Default is known to a Trust Officer, shall mail to all Securityholders notice that the Default is no longer continuing.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to June 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA Section
 313(a).  The Trustee also shall comply with TIA Section  313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Issuer or the Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer or the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and the Company shall, jointly and severally, indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and the Company shall not relieve the Issuer and the Company of their obligations hereunder. The Issuer or the Company shall defend the claim and the Trustee may have separate counsel and the Issuer or the Company shall pay the fees and expenses of such counsel. The Issuer and the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Issuer and the Company need not pay for any settlement made by the Trustee without the Issuer's or the Company's consent, such consent not to be unreasonably withheld.

         To secure the Issuer's and the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Issuer's and the Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer or the Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Issuer or the Company, or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer and the Company shall promptly appoint a successor Trustee. No successor Trustee shall accept its appointment unless, at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's and the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with this Section, it shall resign promptly in the manner and with the effect specified in this Article VII.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                     ARTICLE VIII

                          DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.
(a) When (i) the Issuer delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Issuer or the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer or the Company pays all other sums payable hereunder, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer or the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer or the Company, as the case may be.

         (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture and the obligations of the Company under the Company Guarantee ("LEGAL DEFEASANCE OPTION") or (ii) the respective obligations of the Issuer and the Company under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13, 4.14, 4.15
and 4.16 the operation of Sections 6.01(d) (to the extent relating to such other Sections), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the
case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries other than the Issuer), the obligations under Sections 5.01(f), 5.01(g), 5.02(g) and 5.02(h) and the related operation of Section 6.01(c) ("COVENANT DEFEASANCE OPTION"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.


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                                                                             79


         If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(c) and 6.01(d) (with respect to the provisions of Articles 4 and 5 referred to in the immediately preceding paragraph) and Sections 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries other than the Issuer). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guaranty.

         Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Issuer's and the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 4.17, 7.07, 7.08, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Issuer's and the Company's obligations in Sections 4.17, 7.07 and 8.05 shall survive.

         SECTION 8.02. CONDITIONS TO DEFEASANCE. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

         (a) the Issuer or the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

         (b) the Issuer or the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

         (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in

    Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

         (d) the deposit does not constitute a default under any other agreement binding on the Issuer or the Company and is not prohibited by
    Article X;

         (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (f) in the case of the legal defeasance option, (i) either the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) either the Issuer or the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and (ii) either the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel in Canada stating that Holders of the Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (g) in the case of the covenant defeasance option, (i) either the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (ii) either the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel in


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                                                                             81


    Canada stating that Holders of the Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

         SECTION 8.04. REPAYMENT TO ISSUER. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

         SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer or the Company shall pay and the Issuer and the Company shall, jointly and severally, indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason


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                                                                             82


of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Issuer or the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer or the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                      ARTICLE IX

                                      AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Issuer, the Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

         (a) to cure any ambiguity, omission, defect or inconsistency;

         (b) to comply with Article V;

         (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (d) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuer, the Company or any Subsidiary Guarantor (or Representatives therefor) under Article X or Article XII, respectively;

         (e) to add or to remove Subsidiary Guarantors when permitted by the terms hereof, or to secure the Securities;

         (f) to add to the covenants of the Issuer or the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (g) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

         (h) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

         An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Designated Senior Indebtedness then outstanding unless the holders of such Designated Senior Indebtedness (or their Representative) consent in writing to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. WITH CONSENT OF HOLDERS. The Issuer, the Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities. However, without the consent of each Securityholder affected thereby an amendment or waiver may not:

         (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

         (b) reduce the rate of or change the time for payment of interest on any Security;

         (c) reduce the principal of or extend the Stated Maturity of any Security;

         (d) reduce the premium payable upon the redemption or repurchase of any Security in accordance with Article III or Section 4.06 or 4.09;

         (e) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

         (f) make any Security payable in a currency other than that stated in the Security;

         (g) make any change in Article X or Article XII that adversely affects the rights of any Securityholder under Article X or Article XII;

         (h) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders;

         (i) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty;

         (j) release any security that may have been granted to the Trustee in respect of the Securities;

         (k) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

         (l) cause the Issuer, the Company or any Subsidiary Guarantor to be required to make any deduction or withholding from payments made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee; and

         (m) make any modification to Section 4.17 that would adversely affect the rights of the Holders of the Securities to receive Additional Amounts.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Designated Senior Indebtedness then outstanding unless the holders of such Designated Senior Indebtedness (or their Representative) consent in writing to such change.

         After an amendment under this Section becomes effective, the Issuer or the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.
An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if such amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of

Counsel of the Company stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07.  PAYMENT FOR CONSENT.  Neither the Issuer nor the
Company nor any Affiliate of the Issuer or the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                      ARTICLE X

                                    SUBORDINATION

         SECTION 10.01. AGREEMENT TO SUBORDINATE. The Issuer agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the payment when due of all Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of the Issuer. The Securities shall in all respects rank PARI PASSU with any future Pari Passu Indebtedness of the Issuer and senior to any future Subordinated Indebtedness of the Issuer, and only Senior Indebtedness of the Issuer shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

         SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer (other than an a voluntary dissolution of the Issuer or merger of the Issuer into the Company or any Wholly Owned Subsidiary solely for the purpose of permitting the Company or such Wholly Owned Subsidiary to assume all obligations in respect of the Securities as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to the Company or such Wholly Owned Subsidiary and no material payment or distribution is made to creditors) or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its
Property:

         (a) holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

         (b) until such Senior Indebtedness is paid in full in cash, any distribution made by or on behalf of the Issuer to which Securityholders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their interests may appear, except that all Securityholders may receive and retain shares of stock and any debt securities that are subordinated to all Senior Indebtedness of the Issuer to at least the same extent as the Securities.

         SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Issuer may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any principal, interest or other amounts due in respect of any Senior Indebtedness of the Issuer is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of the Issuer occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Issuer may pay the Securities without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Issuer. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Issuer may not pay the Securities for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Issuer or the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "PAYMENT BLOCKAGE NOTICE") and ending 179 days after receipt of such notice by the Issuer or the Company and the Trustee unless earlier terminated (a) by


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                                                                             88


written notice to the Trustee and the Issuer or the Company from the Representative who gave such Payment Blockage Notice, (b) because such Designated Senior Indebtedness has been repaid in full or (c) because the default giving rise to such Payment Blockage Notice is no longer continuing. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Issuer may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Securities after such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period regardless of the number of defaults with respect to one or more issues of Senior Indebtedness of the Issuer.

         SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer (or their Representatives) of the acceleration. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness of the Issuer or the application of the other provisions of this
Article X.

         SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution or payment is made to Securityholders, the Trustee or any Paying Agent that because of this Article X should not have been made to them, such Securityholders, the Trustee or such Paying Agent, as applicable, shall hold it in trust for holders of Senior Indebtedness of the Issuer and promptly pay it over to them as their interests may appear.

         SECTION 10.06. SUBROGATION. After all Senior Indebtedness of the Issuer is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness of the Issuer which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on such Senior Indebtedness.

         SECTION 10.07. RELATIVE RIGHTS. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

         (a) impair, as between the Issuer and Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

         (b) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Securityholders.

         SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture. The holders of Senior Indebtedness of the Issuer may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuer, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

         SECTION 10.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice that payments may not be made under this Article X. The Issuer, the Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

         SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior

Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Issuer as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes, including in the event of any bankruptcy, insolvency or similar proceeding with respect to the Issuer, the timely filing of a claim for the unpaid balance of his Securities in the form required in said proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Issuer or their Representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee or any holder of Senior Indebtedness of the Issuer or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders, the Issuer, the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article X or otherwise. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                      ARTICLE XI

                                      GUARANTEES

         SECTION 11.01. COMPANY GUARANTEE. The Company hereby unconditionally guarantees to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company and that will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

         The Company waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Securities or the Obligations. The obligations of the Company hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this

Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in the ownership of the Company Guarantee.

         The Company further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The Company Guarantee is, to the extent and in the manner set forth in
Article XII, subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company and the Company Guarantee is made subject to such provisions of this Indenture.

         Except as expressly set forth in Sections 8.01(b), 11.03 and 11.07, the obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

         The Company further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or the Issuer or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Company by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Company hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Obligations, (B) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (C) all other monetary Obligations of the Issuer to the Holders and the Trustee.

         The Company agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article XII. The Company further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Company Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section.

         The Company also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02. SUBSIDIARY GUARANTEE. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, the full and punctual payment, and the full and punctual performance, of all the Obligations of the Issuer. Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Each Subsidiary Guarantee is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

         Except as expressly set forth in Sections 8.01(b), 11.03 and 11.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer, the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Obligations, (B) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(C) all other monetary Obligations of the Issuer to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations and all obligations to which the Obligations are subordinated as provided in Article XII. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys'

fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.03. CONTRIBUTION. Each of the Issuer, the Company and any Subsidiary Guarantor (each a "CONTRIBUTING PARTY") agrees (subject to Articles X and XII) that, in the event a payment shall be made by the Company or any Subsidiary Guarantor under the Company Guarantee or any Subsidiary Guarantee (the "CLAIMING GUARANTOR"), each Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Issuer, the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

         SECTION 11.04. SUCCESSORS AND ASSIGNS. This Article XI shall be binding upon the Company and each Subsidiary Guarantor and each of their respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.05. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

         SECTION 11.06. MODIFICATION. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Company or any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company or any Subsidiary Guarantor in any case shall entitle the Company or such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.07. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTORS. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                     ARTICLE XII

                             SUBORDINATION OF GUARANTEES

         SECTION 12.01. AGREEMENT TO SUBORDINATE. Each of the Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of the Company and such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the payment when due of all Senior Indebtedness of the Company and such Subsidiary Guarantor, as applicable, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of the Company and any Subsidiary Guarantor shall in all respects rank PARI PASSU with any future Pari Passu Indebtedness of the Company or such Subsidiary Guarantor and senior to any future Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, and only Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, (including the Company's or such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Issuer) shall rank senior to the Obligations of such Subsidiary

Guarantor in accordance with the provisions set forth herein.

         SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or its property:

         (a) holders of Senior Indebtedness of the Company or such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to any Obligations of the Company or such Subsidiary Guarantor; and

         (b) until the Senior Indebtedness of the Company or any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of the Company or such Subsidiary Guarantor to which Securityholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of the Company or such Subsidiary Guarantor that are subordinated to Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, to at least the same extent as the Obligations of the Company or such Subsidiary Guarantor are subordinated to Senior Indebtedness of the Company or such Subsidiary Guarantor.

         SECTION 12.03. DEFAULT ON SENIOR INDEBTEDNESS. Neither the Company nor any Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Guarantee") if (a) any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of the Company or such Subsidiary Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company or any Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if the Company or such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of each issue of Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable. Neither the Company nor any Subsidiary Guarantor may pay its Guarantee during the continuance of any Payment Blockage Period after receipt by the Issuer or the Company and the Trustee of a Payment Blockage Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of Designated Senior Indebtedness giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Company or any Subsidiary Guarantor may resume (unless otherwise prohibited as described in the first sentence of this paragraph) payments pursuant to its Guarantee after such Payment Blockage Period.

         SECTION 12.04. DEMAND FOR PAYMENT. If a demand for payment is made on the Company or a Subsidiary Guarantor pursuant to Section 11.01 or 11.02, the Issuer, the Company or, upon notice to a Trust Officer of such demand, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand. Failure to give such notice shall not affect the subordination of the Company Guarantee or any Subsidiary Guarantee to Senior Indebtedness of the Company or the applicable Subsidiary Guarantor or the application of the other provisions of this Article XII.

         SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution or payment is made to Securityholders, the Trustee or any Paying Agent that because of this Article XII should not have been made to them, such Securityholders, the Trustee or such Paying Agent, as applicable, shall hold it in trust for holders of the relevant Senior Indebtedness and promptly pay it over to them or their Representatives as their interests may appear.

         SECTION 12.06. SUBROGATION. After all Senior Indebtedness of the Company or a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company or the relevant Subsidiary Guarantor and Securityholders, a payment by the Company or such Subsidiary Guarantor on such Senior Indebtedness.

         SECTION 12.07. RELATIVE RIGHTS. This Article XII defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company or a Subsidiary Guarantor. Nothing in this Indenture shall:

         (a) impair, as between the Company or a Subsidiary Guarantor and Securityholders, the obligation of the Company or such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article XI or the Company Guarantee or the relevant Subsidiary Guarantee; or

         (b) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by the Company or such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of the Company or such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

         SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor to enforce the subordination of the Obligations of the Company or such Subsidiary Guarantor shall be impaired by any act or failure to act by the Company or such Subsidiary Guarantor or by its failure to comply with this Indenture. The holders of Senior Indebtedness of the Company or any Subsidiary Guarantor may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company or such Subsidiary Guarantor, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.


         SECTION 12.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Company Guarantee or any Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice that payments may not be made under this Article XII. The Issuer, the Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company or any Subsidiary Guarantor may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Company or any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company or any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of the Company or any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company or any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

         SECTION 12.11. ARTICLE XII NOT TO PREVENT DEFAULTS UNDER A GUARANTEE OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a payment pursuant to the Company Guarantee or a Subsidiary Guarantee by reason of any provision in this
Article XII shall not be construed as preventing the occurrence of a default under the Company Guarantee or such Subsidiary Guaranty. Nothing in this
Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on the Company or any Subsidiary Guarantor pursuant to Article XI, the Company Guarantee or the relevant Subsidiary Guarantee.

         SECTION 12.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company or any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company or such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company or any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company or such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

         SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company and any Subsidiary Guarantor as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes, including in the event of any bankruptcy, insolvency or similar proceeding with respect to the Company or any Subsidiary Guarantor, the timely filing of a claim for the unpaid balance of his Securities in the form required in said proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Company or any Subsidiary Guarantor or their Representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee or any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company or any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

         SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company and any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                     ARTICLE XIII

                                    MISCELLANEOUS

         SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

    if to the Issuer, the Company or any Subsidiary Guarantor:

         Forest Oil Corporation
         1600 Broadway
         Denver, CO 80202
         Telecopy No: (303) 812-1602

         Attention of Daniel L. McNamara
    if to the Trustee:

         State Street Bank and
           Trust Company
         Goodwin Square
         225 Asylum Street
         Hartford, CT 06103

         Attention of Corporate Trust Division

         The Issuer, the Company or any Subsidiary Guarantor, on the one hand, or the Trustee, on the other hand, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer or the Company to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Company, as the case may be, shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Paying Agent and any co-registrar may make reasonable rules for their functions.

         SECTION 13.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the city in which the Trustee's office which administers the Indenture is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09.  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Issuer, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 13.11. SUCCESSORS. All agreements of the Issuer and the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 13.14. CONSENT TO JURISDICTION AND SERVICE. (a) The Issuer and the Company irrevocably submit to the jurisdiction of any United States federal or state court located in the Borough of Manhattan in The City of New York, New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Issuer and the Company irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Issuer is subject) by a suit upon such judgment, PROVIDED that service of process is effected upon the Issuer in the manner specified in Section 13.14(b) hereof or as otherwise permitted by law.

         (b) As long as any of the Securities remain outstanding, the Issuer and the Company will at all times have an authorized agent in the Borough of Manhattan, The City of New York, New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent shall be deemed in every respect effective service of process upon the Issuer or the Company in any such legal action or proceeding. The Issuer and the Company each hereby irrevocably appoints CT Corporation System, whose address is, as of the date hereof, 1633 Broadway, New York, New York 10019, as its agent for such purpose and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the Borough of Manhattan, The City of New York, New York as the Issuer or the Company may designate by written notice to the Trustee).

         (c) The Issuer and the Company hereby consent to process being served in any suit, action or proceeding of the nature referred to in Section 13.14(a) and Section 13.14(b) hereof by service upon such agent. The Issuer and the Company irrevocably waive, to the fullest extent permitted by law, all claim of error by reason of any such service and agree that such service (i) shall be deemed in every respect effective service of process upon the Issuer and the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

         (d) Nothing in this Section shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Issuer and the Company in the courts of any jurisdiction or jurisdictions.


         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                            CANADIAN FOREST OIL LTD.,

                                              by /s/ Daniel L. McNamara
                                                -------------------------------
                                                Name:  Daniel L. McNamara
                                                Title: Vice President



                                            FOREST OIL CORPORATION,

                                              by /s/ Daniel L. McNamara
                                                -------------------------------
                                                Name:  Daniel L. McNamara
                                                Title: Secretary



                                            STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee

                                              by /s/ Kathy A. Larimore
                                                -------------------------------
                                                Name:  Kathy A. Larimore
                                                Title: Assistant Vice President

                                                                     APPENDIX A


FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S AND, SUBJECT TO THE APPLICABLE PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED INVESTORS.

                      PROVISIONS RELATING TO INITIAL SECURITIES
                               AND EXCHANGE SECURITIES

    1. DEFINITIONS

    1.1  DEFINITIONS

    For the purposes of this Appendix A the following terms shall have the meanings indicated below:

         "Definitive Security" means a certificated Initial Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Exchange Securities" means the 8 3/4% Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer or a Private Exchange pursuant to a Registration Agreement.

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Initial Purchasers" means Salomon Brothers Inc; Lehman Brothers Inc.; Chase Securities Inc.; and Morgan Stanley & Co. Incorporated.

         "Initial Securities" means the 8 3/4% Senior Subordinated Notes due 2007, to be issued from time to time, in one or more series as provided for in this Indenture.

         "Original Securities" means Initial Securities in the aggregate principal amount of $125,000,000 issued on September 29, 1997.

         "Private Exchange" means the offer by the Issuer, pursuant to Section 2(f) of the Registration Agreement dated September 23, 1997, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

         "Private Exchange Securities" means the 8 3/4% Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

         "Purchase Agreement" means the Purchase Agreement dated September 23, 1997, between the Issuer, the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Issuer.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Issuer, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

         "Registration Agreement" means the Registration Agreement dated September 23, 1997, between the Issuer, the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

         "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto who shall initially be the Trustee.

         "Shelf Registration Statement" means a registration statement issued by the Issuer in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

         "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in
Section 2.3(d) hereto.

    1.2  OTHER DEFINITIONS

                                                                      Defined in
         Term                                                           SECTION
         ----                                                         ----------

"Agent Members". . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(b)
"Global Security". . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(a)
"Regulation S" . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1
"Rule 144A". . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1

    2.   THE SECURITIES

    2.1  FORM AND DATING

         The Initial Securities will be offered and sold by the Issuer, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"), in reliance on Regulation S under the Securities Act ("Regulation S") and, subject to the terms of the applicable Purchase Agreement, to IAIs under Rule 501(a)(1),(2),(3) or (7) under the Securities Act. Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs.

         (a) GLOBAL SECURITIES. Initial Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

         The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global

    Security or Global Securities or the nominee of such Depository and
    (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

    2.2  AUTHENTICATION.  The Trustee shall authenticate and deliver:
(1) Original Securities for original issue in an aggregate principal amount of $125,000,000, (2) additional Initial Securities, if and when issued, in an aggregate principal amount of up to $75,000,000 and (3) Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to a Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000, except as provided in Section 2.08 of this Indenture. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, there shall be allowed only one additional issuance of Securities after the Issue Date, whether such additional Securities are of the same or a different series than the Original Securities.

    2.3  TRANSFER AND EXCHANGE.   (a)  TRANSFER AND EXCHANGE OF DEFINITIVE
SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

         (x) to register the transfer of such Definitive Securities; or

         (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

              (B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse of the Security); or

              (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuer or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

         (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee).

         (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

         (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

         (d)  LEGEND.

         (i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS OF THIS SECURITY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 40 DAYS FOLLOWING THE ORIGINAL ISSUE OF THE OFFERED NOTES EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE OFFERED NOTES FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A

         CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT)),
         (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
         (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

         Each Definitive Security will also bear the following additional legend:

              "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM

         THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

              (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

              (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

         (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security. Upon the occurrence of any of the circumstances described in this paragraph, the Issuer will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will cease to apply, and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Issuer will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

         (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

         (vi) After the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S), upon a sale or transfer of any Initial Security acquired pursuant to Regulation S, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without the Restricted Security Legend will be available to the transferee of the Holder of such Initial Securities.

         (e) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global

Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (f)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES.

         (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
    Section 3.06, 4.06, 4.09 and 9.05).

         (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase Securities or 15 days before an interest payment date.

         (iv) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (g)  NO OBLIGATION OF THE TRUSTEE.

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the

    Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    2.4  CERTIFICATED SECURITIES

         (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer and the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer or the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or
    (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                     EXHIBIT 1
                                                                 to APPENDIX A



                          [FORM OF FACE OF INITIAL SECURITY]

                              [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                            [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS OF THIS SECURITY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT
("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 40 DAYS

FOLLOWING THE ORIGINAL ISSUE OF THE OFFERED NOTES EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE OFFERED NOTES FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF
RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT)),
(5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.


         [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                              [FORM OF FACE OF SECURITY]

No.                                                             $__________

                         8 3/4% Senior Subordinated Note due 2007

                                                           CUSIP No. ______

         Canadian Forest Oil Ltd., an Alberta corporation, promises to pay
to                        , or registered assigns, the principal sum
of                 Dollars on September 15, 2007.

         Interest Payment Dates:  March 15 and September 15.

         Record Dates:  March 1 and September 1.

         Additional provisions of this Security are set forth on the other side of this Security.


         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                                 CANADIAN FOREST OIL LTD.,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

[CORPORATE SEAL]



TRUSTEE'S CERTIFICATE OF                                        Dated:
    AUTHENTICATION

STATE STREET BANK AND
TRUST COMPANY,

    as Trustee, certifies
    that this is one of
    the Securities referred
    to in the Indenture.


By:_________________________
    Authorized Signatory

                                                                              3
                          [FORM OF REVERSE SIDE OF SECURITY]
                       8 3/4% Senior Subordinated Note due 2007


1.  INTEREST

         (a) Canadian Forest Oil Ltd., an Alberta corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         (b) SPECIAL INTEREST. The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of September 23, 1997, among the Issuer, the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 60th day following the issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 120th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, or (iv) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Issuer and the Company are obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the
    "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Securities; PROVIDED, HOWEVER, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; PROVIDED FURTHER, HOWEVER, that in no event shall the Special Interest accrue at a rate in excess of 1.50% per annum. The Special Interest will be payable in cash semiannually in arrears each March 15 and September 15.

2.  ADDITIONAL AMOUNTS

         All payments made by the Issuer under or with respect to the Securities, by the Company under or with respect to the Company Guarantee and by any Subsidiary Guarantor under or with respect to its Subsidiary Guarantee (the Issuer, the Company and any such Subsidiary Guarantor being referred to for purposes of this paragraph individually as an "Obligor" and collectively as the "Obligors") will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of any Obligor) (hereunder "Taxes"), unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee, such Obligor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner (a) with which the Issuer does not deal at arm's-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or

(b) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Securities or the receipt of payments thereunder. The Obligors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (A) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee, (B) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and
(C) any Taxes imposed with respect to any reimbursement under (A) or (B) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed. At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Prepayment Offer, purchase price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders. The foregoing obligations shall survive any termination, defeasance or discharge of this

Indenture and the payment of all amounts owing under or with respect to the Securities, the Company Guarantee and any Subsidiary Guarantee.

3.  METHOD OF PAYMENT

         The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.  PAYING AGENT AND REGISTRAR

         Initially, Marine Midland Bank will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer, the Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

5.  INDENTURE

         The Issuer issued the Securities under an Indenture dated as of September 29, 1997 (the "Indenture"), among the Issuer, the Company and State Street Bank and Trust Company (the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture

(the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Issuer limited to $200,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $125,000,000. The Securities include the Original Securities, up to $75,000,000 aggregate principal amount of additional Initial Securities that may be issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] [This Security is one of up to $75,000,000 aggregate principal amount of additional Initial Securities that may be issued under the Indenture. The Securities include such additional Securities, the Original Securities in an aggregate principal amount of $125,000,000 previously issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The additional Initial Securities, the Original Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or the Issuer.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company and the Subsidiary Guarantors will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

6.  OPTIONAL REDEMPTION

         Except as set forth in the next paragraph, the Securities may not be redeemed prior to September 15, 2002. On and after that date, the Issuer may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:


                                                                     Redemption
PERIOD                                                                 PRICE

2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104.375%
2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102.917%
2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.458%
2005 and thereafter. . . . . . . . . . . . . . . . . . . . . . .     100.000%

         Notwithstanding the foregoing, prior to September 15, 2000, the Issuer may redeem, at any time or from time to time, up to 331/3% of the aggregate principal amount of Securities originally issued, at a redemption price of 108.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) with the net proceeds of one or more Equity Offerings of the Company, PROVIDED that at least 662/3% of the aggregate principal amount of the Securities originally issued remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering.

7.  REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

         The Securities will also be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, on not less than 30 nor more than 60 days' prior written notice, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to the redemption date, in the event that any Obligor (as defined in paragraph 2 above) has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Issue Date; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which such Obligor would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Securities, the Issuer shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

8.  SINKING FUND

         The Securities are not subject to any sinking fund.

9.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10.  SUBORDINATION

         The Securities are subordinated to Senior Indebtedness of the Issuer. To the extent provided in the Indenture, Senior Indebtedness of the Issuer must be paid before the Securities may be paid. In addition, the Company Guarantee and each Subsidiary Guarantee is subordinated to Senior Indebtedness of the Company and relevant Subsidiary Guarantor. The Issuer, the Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

11. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

12.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

13.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

14.  UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

15.  DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer or the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

16.  AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency;
(ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(iv) to make certain changes in the subordination provisions; (v) to add Subsidiary Guaranties with respect to the Securities and to remove such Subsidiary Guaranties as provided by the terms thereof; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Issuer or the Company; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

17. DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the

Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

18.  TRUSTEE DEALINGS WITH THE ISSUER

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19.  NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Issuer, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.  ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                                                             13
22.  GOVERNING LAW

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

23.  CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE ISSUER OR THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                  COMPANY GUARANTEE


         For value received, the Company, as principal obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on an unsecured senior subordinated basis to the Holder of this Security and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on this Security when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture (including, without limitation, obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company, and that the Company will remain bound by Article XI of the Indenture notwithstanding any extension or renewal of any Obligation.

         The obligations of the Company to the Holder of this Security and to the Trustee pursuant to this Company Guarantee and the Indenture are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations.

         This Company Guarantee is dated the date of the Security upon which it is endorsed.


         IN WITNESS WHEREOF, the Company has caused this Company Guarantee to be duly executed.


                                                 FOREST OIL CORPORATION,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:



                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuer. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

    (1)  / /  to the Issuer; or

    (2) / / pursuant to an effective registration statement under the Securities Act of 1933; or

    (3) / / inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    (4) / / outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

    (5) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

    (6) / / pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

    Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.




                             ________________________
                                   Your Signature

Signature Guarantee:

Date: _____________________  __________________________
Signature must be guaranteed      Signature of Signature
by a participant in a             Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________

                TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________      ______________________________
                             NOTICE:  To be executed by
                                      an executive officer

                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

Date of         Amount of       Amount of       Principal       Signature of
 Exchange        decrease in     increase in     amount of this  authorized
                 Principal       Principal       Global          signatory of
                 Amount of this  Amount of this  Security        Trustee or
                 Global          Global          following such  Securities
                 Security        Security        decrease or     Custodian
                                                 increase

                          OPTION OF HOLDER TO ELECT PURCHASE

              IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

                             /  /

              IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, STATE THE
AMOUNT:
$


DATE: __________________ YOUR SIGNATURE: __________________
                         (SIGN EXACTLY AS YOUR NAME APPEARS
                         ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                   SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT A



                              [FORM OF FACE OF SECURITY]

No.                                                             $__________

                         8 3/4% Senior Subordinated Note due 2007

                                                           CUSIP No. ______

         Canadian Forest Oil Ltd., an Alberta corporation, promises to pay
to                        , or registered assigns, the principal sum
of                 Dollars on September 15, 2007.

         Interest Payment Dates:  March 15 and September 15.

         Record Dates:  March 1 and September 1.

         Additional provisions of this Security are set forth on the other side of this Security.


         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                                 CANADIAN FOREST OIL LTD.,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF                    Dated:
    AUTHENTICATION

STATE STREET BANK
AND TRUST COMPANY,

    as Trustee, certifies
    that this is one of
    the Securities referred
    to in the Indenture.


By:_________________________
    Authorized Signatory

                          [FORM OF REVERSE SIDE OF SECURITY]
                       8 3/4% Senior Subordinated Note due 2007


1.  INTEREST

         (a) Canadian Forest Oil Ltd., an Alberta corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         (b) SPECIAL INTEREST. The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of September 23, 1997, among the Issuer, the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 60th day following the issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 120th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, or (iv) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Issuer and the Company are obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Securities; PROVIDED, HOWEVER, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; PROVIDED FURTHER, HOWEVER, that in no event shall the Special Interest accrue at a rate in excess of 1.50% per annum. The Special Interest will be payable in cash semiannually in arrears each March 15 and September 15.

2.  ADDITIONAL AMOUNTS

         All payments made by the Issuer under or with respect to the Securities, by the Company under or with respect to the Company Guarantee and by any Subsidiary Guarantor under or with respect to its Subsidiary Guarantee (the Issuer, the Company and any such Subsidiary Guarantor being referred to for purposes of this paragraph individually as an "Obligor" and collectively as the "Obligors") will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of any Obligor) (hereunder "Taxes"), unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee, such Obligor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner (a) with which the Issuer does not deal at arm's-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (b) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof

                                                                              5
otherwise than by the mere acquisition, holding or disposition of Securities or the receipt of payments thereunder. The Obligors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (A) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, the Company Guarantee or any Subsidiary Guarantee,
(B) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (C) any Taxes imposed with respect to any reimbursement under (A) or (B) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed. At least
30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Prepayment Offer, purchase price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders. The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture and the payment of all amounts owing under or with

                                                                              6
respect to the Securities, the Company Guarantee and any Subsidiary Guarantee.

3.  METHOD OF PAYMENT

         The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.  PAYING AGENT AND REGISTRAR

         Initially, Marine Midland Bank will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer, the Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

5.  INDENTURE

         The Issuer issued the Securities under an Indenture dated as of September 29, 1997 (the "Indenture"), among the Issuer, the Company and State Street Bank and Trust Company (the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Issuer limited to $200,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $125,000,000. The Securities include the Original Securities, up to $75,000,000 aggregate principal amount of additional Initial Securities that may be issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] [This Security is one of up to $75,000,000 aggregate principal amount of additional Initial Securities that may be issued under the Indenture. The Securities include such additional Securities, the Original Securities in an aggregate principal amount of $125,000,000 previously issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The additional Initial Securities, the Original Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or the Issuer.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company and the Subsidiary Guarantors will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

6.  OPTIONAL REDEMPTION

         Except as set forth in the next paragraph, the Securities may not be redeemed prior to September 15, 2002. On and after that date, the Issuer may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:



                                                                     Redemption
Period                                                                 Price
------                                                               ----------

2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104.375%
2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102.917%
2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.458%
2005 and thereafter. . . . . . . . . . . . . . . . . . . . . . .     100.000%

         Notwithstanding the foregoing, prior to September 15, 2000, the Issuer may redeem, at any time or from time to time, up to 331/3% of the aggregate principal amount of Securities originally issued, at a redemption price of 108.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) with the net proceeds of one or more Equity Offerings of the Company, PROVIDED that at least 662/3% of the aggregate principal amount of the Securities originally issued remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering.

7.  REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

         The Securities will also be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, on not less than 30 nor more than 60 days' prior written notice, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to the redemption date, in the event that any Obligor (as defined in paragraph 2 above) has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Issue Date; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which such Obligor would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Securities, the Issuer shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

8.  SINKING FUND

         The Securities are not subject to any sinking fund.

9.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10.  SUBORDINATION

         The Securities are subordinated to Senior Indebtedness of the Issuer. To the extent provided in the Indenture, Senior Indebtedness of the Issuer must be paid before the Securities may be paid. In addition, the Company Guarantee and each Subsidiary Guarantee is subordinated to Senior Indebtedness of the Company and relevant Subsidiary Guarantor. The Issuer, the Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

11. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

12.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

13.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

14.  UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

15.  DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer or the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

16.  AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency;
(ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(iv) to make certain changes in the subordination provisions; (v) to add Subsidiary Guaranties with respect to the Securities and to remove such Subsidiary Guaranties as provided by the terms thereof; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Issuer or the Company; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

17. DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the

Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

18.  TRUSTEE DEALINGS WITH THE ISSUER

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19.  NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Issuer, the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.  AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.  ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.  GOVERNING LAW

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

23.  CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE ISSUER OR THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                  COMPANY GUARANTEE


         For value received, the Company, as principal obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on an unsecured senior subordinated basis to the Holder of this Security and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on this Security when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture (including, without limitation, obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company, and that the Company will remain bound by Article XI of the Indenture notwithstanding any extension or renewal of any Obligation.

         The obligations of the Company to the Holder of this Security and to the Trustee pursuant to this Company Guarantee and the Indenture are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations.

         This Company Guarantee is dated the date of the Security upon which it is endorsed.


         IN WITNESS WHEREOF, the Company has caused this Company Guarantee to be duly executed.


                                                 FOREST OIL CORPORATION,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:



                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuer. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

    (1)  / /  to the Issuer; or

    (2) / / pursuant to an effective registration statement under the Securities Act of 1933; or

    (3) / / inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    (4) / / outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

    (5) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

    (6) / / pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

    Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.




                             ________________________
                                   Your Signature

Signature Guarantee:

Date: _____________________  __________________________
Signature must be guaranteed      Signature of Signature
by a participant in a             Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________

                TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________      ______________________________
                             NOTICE:  To be executed by
                                      an executive officer

                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:


 Date of         Amount of       Amount of       Principal       Signature of
 Exchange        decrease in     increase in     amount of this  authorized
                 Principal       Principal       Global          signatory of
                 Amount of this  Amount of this  Security        Trustee or
                 Global          Global          following such  Securities
                 Security        Security        decrease or     Custodian
                                                 increase

                          OPTION OF HOLDER TO ELECT PURCHASE

              IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

                             /  /

              IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, STATE THE
AMOUNT:
$


DATE: __________________ YOUR SIGNATURE: __________________
                         (SIGN EXACTLY AS YOUR NAME APPEARS
                         ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                   SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT B



                            FORM OF SUPPLEMENTAL INDENTURE


                   SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated
              as of                     , among [SUBSIDIARY GUARANTOR] (the
              "New Subsidiary Guarantor"), a subsidiary of Forest Oil Corporation (or its successor), a Delaware corporation (the "Company"), CANADIAN FOREST OIL LTD., an Alberta corporation (the "Issuer"), FOREST OIL CORPORATION, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and STATE STREET BANK AND TRUST COMPANY, as trustee under the indenture referred to below (the "Trustee").


                                W I T N E S S E T H :


         WHEREAS the Issuer and the Company have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of September 29, 1997, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 8 3/4% Senior Subordinated Notes due 2007 (the "Securities");

         WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;


         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

         2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                                 [NEW SUBSIDIARY GUARANTOR],

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:


                                                 CANADIAN FOREST OIL LTD.,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:

                                                 FOREST OIL CORPORATION,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title:


                                                 STATE STREET BANK AND TRUST
                                                 COMPANY, as Trustee,

                                                   by
                                                     --------------------------
                                                     Name:
                                                     Title: